                                                                      EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES
                                 (In thousands)


                                                                         For the Six
                                                                         Months Ended
                             For the Year Ended December 31,               June 30,
                         --------------------------------------------  -----------------
                          1996    1997     1998      1999      2000     2000      2001
                         ------  -------  -------  --------  --------  -------  --------
Earnings:
  Loss before provision
   for income taxes..... $ (791) $(1,780) $(3,787) $ (7,718) $(32,944) $(5,515) $(12,385)
  Plus: fixed charges...     16       29       87        52       140       64        81
                         ------  -------  -------  --------  --------  -------  --------
                         $ (775) $(1,751) $(3,700) $ (7,666) $(32,804) $(5,451) $(12,304)
                         ------  -------  -------  --------  --------  -------  --------

Fixed Charges:
  Interest expense...... $    2  $    10  $    65  $     21  $     39  $    18  $     21
  One third of rental
   expense(1)...........     14       19       22        31       101       46        60
                         ------  -------  -------  --------  --------  -------  --------
                         $   16  $    29  $    87  $     52  $    140  $    64  $     81
                         ------  -------  -------  --------  --------  -------  --------
Earnings to fixed
 charges ratio.......... (49.5x)  (60.4x)  (42.7x)  (148.4x)  (234.3x)  (84.9x)  (151.9x)
                         ======  =======  =======  ========  ========  =======  ========
Earnings deficiency, if
 applicable............. $ (791) $(1,780) $(3,787) $ (7,718) $(32,944) $(5,515) $(12,385)
                         ======  =======  =======  ========  ========  =======  ========

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(1) Based on the amount reported as rent expense under operating leases in
    Cardiac Science's historical financial statements